Exhibit 23.1

[Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 No. 333-[00000] of our report dated July 31, 2007 relating to the predecessor carve-out financial statements of CMA CGM S.A., which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

October 31, 2007